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                                                                    EXHIBIT j(2)


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors and Shareholders
Tax-Free Investments Co.:

We consent to the use of our report on the Cash Reserve Portfolio (a Portfolio of Tax-Free Investments Co.) dated May 7, 1999 included herein and the references to our firm under the headings "Financial Highlights in the Prospectuses" and "Reports" in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP



Houston, Texas
March 21, 2000